Exhibit 10.3

Agreement For Termination of Yu Hua Chen’s Employment Contract As Chief Officer - China

Termination Of Chen Yu Hua’s Employment & Settlement of Salary

Chen Yu Hua (“CYH”) and Mezabay International Inc. (Formerly, Cardtrend International Inc.) (“Company”) herby mutually agree that CYH’s employment with the Company under the Employment Contract dated October 31st, 2007 (“Employment Contract”) shall be terminated with effect from September 23, 2009. Accordingly, CYH hereby resigns from the Company as its Chief Officer – Greater China with effect from September 23, 2009.

CYH and the Company mutually agree that the Company shall pay to CYH (i) a sum of HK$ 41,148.84 being salary from September 1, 2009 to September 23, 2009; (ii)a sum of HK$ 113,260.27 in lieu of 53 days of vacation leave which CYH was entitled to but unconsumed as at September 23, 2009; and (iii) a sum of HK 2,423,342.47 being compensation for early termination of the Employment Contract, totaling HK$ 2,577,751.58 (or US$ 332,548.74) (“Total Due”).

CYH and the Company mutually agree that the Company shall settle the Total Due of US$ 332,548.74 by issuing to CYH a total of 41,568,593 Rule 144 restricted shares of its common stock, at a price of $0.008 per share (“Shares”).

CYH agrees that the unvested and vested shares as at September 23, 2009 of all the two share options granted to him by the Company on September 5, 2008 are hereby cancelled with immediate effect.

CYH and the Company hereby agree that upon the issuance and delivery of the Shares to CYH by the Company, the Company and CYH shall have discharged all their respective obligations under the said Employment Contract and any addendum thereto and they shall release each other of any other obligation and shall have no claim against each other.

Agreed to by:
For and on-behalf of	For and on-half of
Mezabay International Inc.	Chen Yu Hua

SHOON HAU TSIN	CHEN YU HUA
Shoon Hau Tsin	Chen Yu Hua
Director	(China I/C No.: 440106196810281231)

Date: September 23, 2009.	Date: September 23, 2009